Pacific City Financial Corporation Reports Earnings of $4.8 million for Q2 2018

Los Angeles, California - August 21, 2018 - Pacific City Financial Corporation (the “Company”) (NASDAQ: PCB), the holding company of Pacific City Bank (the “Bank”), today reported net income of $4.8 million, or $0.35 per diluted common share for the second quarter of 2018, compared with $6.3 million, or $0.46 per diluted common share, in the previous quarter and $4.9 million, or $0.36 per diluted common share, in the second quarter of 2017.

On August 14, 2018, the Company issued and sold 2,385,000 shares of its common stock in an underwritten public offering, for net proceeds of approximately $43.2 million after deducting underwriting discounts and commissions and estimated offering expenses. The underwriters have a 30-day option to purchase up to an additional 357,750 shares of common stock at the initial public offering price less the underwriting discount. The Company intends to use the proceeds for general corporate purposes, including maintenance of its required regulatory capital, to support future organic growth and other strategic alternatives.

Q2 2018 Highlights

•	Net income totaled $4.8 million or $0.35 per diluted common share;

•
Total assets were $1.62 billion at June 30, 2018, an increase of $40.2 million, or 2.5%, from $1.58 billion at March 31, 2018 and an increase of $177.2 million, or 12.3%, from $1.44 billion at December 31, 2017;

•
Loans held-for-investment, net of deferred costs (fees), were $1.25 billion at June 30, 2018, an increase of $31.6 million, or 2.6%, from $1.22 billion at March 31, 2018 and an increase of $64.9 million, or 5.5%, from $1.19 billion at December 31, 2017; and

•	Total deposits were $1.43 billion, an increase of $45.3 million, or 3.3%, from $1.38 billion at March 31, 2018 and an increase of $176.0 million, or 14.1%, from $1.25 billion at December 31, 2017.

"We are pleased to report another strong quarter that was highlighted by the continuing growth in our total assets supported by strong growth in loans and deposits,” stated Henry Kim, President and CEO. “Our total loans and deposits increased by $79.9 million and $176.0 million, respectively, which represented annualized growth rates of 13.4% and 28.1%, respectively, for the current year.” Mr. Kim continued, “We were able to maintain net interest margin above 4%, while growing our deposit accounts, despite the increase in our deposit cost due to the strong competition in our deposit target markets, as our asset-sensitive balance sheet continues to contribute positive impacts to our net interest margin."

Financial Highlights

	Three Months Ended					Six Months Ended
($ in thousands, except per share data)	(Unaudited) 6/30/2018	(Unaudited) 3/31/2018	% Change	(Unaudited) 6/30/2017	% Change	(Unaudited) 6/30/2018	(Unaudited) 6/30/2017	% Change
Net income	$4,762	$6,264	(24.0)%	$4,860	(2.0)%	$11,026	$9,258	19.1%
Diluted earnings per common share	$0.35	$0.46	(24.0)%	$0.36	(2.8)%	$0.81	$0.68	19.1%

Net interest income	$15,882	$15,294	3.8%	$13,384	18.7%	$31,176	$25,854	20.6%
Provision (reversal) for loan losses	425	95	347.4%	(274)	(255.1)%	520	(472)	(210.2)%
Noninterest income	2,273	3,362	(32.4)%	3,582	(36.5)%	5,635	7,071	(20.3)%
Noninterest expense	10,940	9,631	13.6%	8,796	24.4%	20,571	17,317	18.8%

Return on average assets (1)	1.20%	1.73%		1.49%		1.45%	1.46%
Return on average shareholders' equity (1), (2)	12.74%	17.50%		14.49%		15.07%	14.14%
Net interest margin (1)	4.08%	4.33%		4.21%		4.20%	4.18%
Efficiency ratio (3)	60.26%	51.62%		51.84%		55.88%	52.60%

($ in thousands, except per share data)	(Unaudited) 6/30/2018	(Unaudited) 3/31/2018	% Change	12/31/2017	% Change	(Unaudited) 6/30/2017	% Change
Total assets	$1,619,169	$1,578,970	2.5%	$1,441,999	12.3%	$1,363,130	18.8%
Net loans held-for-investment	1,242,235	1,210,901	2.6%	1,177,775	5.5%	1,068,620	16.2%
Total deposits	1,427,245	1,381,925	3.3%	1,251,290	14.1%	1,178,211	21.1%
Book value per common share (2), (4)	$11.27	$10.97	2.8%	$10.60	6.4%	$10.14	11.2%
Tier 1 leverage ratio (consolidated)	9.58%	10.09%		10.01%		10.37%
Total shareholders' equity to total assets (2)	9.35%	9.32%		9.86%		9.97%

(1)	Ratios are presented on an annualized basis.

(2)	The Company did not have any intangible equity component for the presented periods.

(3)	The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

(4)	The ratios are calculated by dividing total shareholders' equity by the number of outstanding common shares.

Result of Operations

Net Income

Net income was $4.8 million for the three months ended June 30, 2018, a decrease of $1.5 million, or 24.0%, from $6.3 million for the three months ended March 31, 2018, and a decrease of $98 thousand, or 2.0%, from $4.9 million for the three months ended June 30, 2017. Diluted earnings per common share was $0.35, $0.46 and $0.36, respectively, for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017. These decreases were primarily due to increases in noninterest expense and provision for loan losses and a decrease in noninterest income, partially offset by an increase in net interest income and a decrease in income tax expense. For the six months ended June 30, 2018, net income was $11.0 million, an increase of $1.8 million, or 19.1%, from $9.3 million for the six months ended June 30, 2017. Diluted earnings per common share was $0.81 and $0.68 for the six months ended June 30, 2018 and 2017, respectively. The increase was primarily due to an increase in net interest income and a decrease in income tax expense, partially offset by increases in noninterest expense and provision for loan losses and a decrease in noninterest income.

Net Interest Income and Net Interest Margin

Net interest income was $15.9 million for the three months ended June 30, 2018, an increase of $588 thousand, or 3.8%, from $15.3 million for the three months ended March 31, 2018, and an increase of $2.5 million, or 18.7%, from $13.4 million for the three months ended June 30, 2017. For the six months ended June 30, 2018, net interest income was $31.2 million, an increase of $5.3 million, or 20.6%, from $25.9 million for the six months ended June 30, 2017. These increases were primarily due to an increase in average balance of interest-earning assets, partially offset by increases in average balance and average cost of interest-bearing liabilities.

Interest income on loans was $18.6 million for the three months ended June 30, 2018, an increase of $1.2 million, or 6.7%, from $17.4 million for the three months ended March 31, 2018, and an increase of $3.8 million, or 25.7%, from $14.8 million for the three months ended June 30, 2017. For the six months ended June 30, 2018, interest income on loans was $36.1 million, an increase of $7.4 million, or 25.7%, from $28.7 million for the six months ended June 30, 2017. These increases were primarily due to increases in average balance and average yield of total loans. The increase in average yield on total loans was due to the Company's high proportion of variable rates loans that reprice in the current rising interest rate environment. Average balance of loans was $1.24 billion for the three months ended June 30, 2018, compared with $1.22 billion for the three months ended March 31, 2018 and $1.08 billion for the three months ended June 30, 2017, and average yield was 6.04% for the three months ended June 30, 2018 compared with 5.80% for the three months ended March 31, 2018 and 5.51% for the three months ended June 30, 2017. For the six months ended June 30, 2018, average balance and average yield were $1.23 billion and 5.92%, respectively, compared with $1.07 billion and 5.42%, respectively, for the six months ended June 30, 2017.

The following table presents a composition of total loans by interest rate type accompanied with the weighted-average contractual rates as of dates indicated:

	(Unaudited) 6/30/2018		(Unaudited) 3/31/2018		12/31/2017		(Unaudited) 6/30/2017
	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate
Fixed rate loans	26.6%	5.08%	26.8%	5.07%	26.6%	5.09%	28.1%	5.09%
Variable rate loans	73.4%	5.85%	73.2%	5.62%	73.4%	5.38%	71.9%	5.16%

Interest income on investment securities was $869 thousand for the three months ended June 30, 2018, an increase of $21 thousand, or 2.5%, from $848 thousand for the three months ended March 31, 2018 and an increase of $281 thousand, or 47.8%, from $588 thousand for the three months ended June 30, 2017. For the six months ended June 30, 2018, interest income on investment securities was $1.7 million, an increase of $621 thousand, or 56.7%, from $1.1 million for the six months ended June 30, 2017. The increase compared with the three months ended March 31, 2018 was primarily due to an increase in average yield, partially offset by a decrease in average balance. The increases compared with the three and six month ended June 30, 2017 were primarily due to increases in average balance and average yield. The increase in average yield was due to additional purchases of investment securities in the current rising rate environment. Average balance of investment securities was $147.9 million for the three months ended June 30, 2018, compared with $149.4 million for the three months ended March 31, 2018 and $115.3 million for the three months ended June 30, 2017, and average yield was 2.36% for the three months ended June 30, 2018 compared with 2.30% for the three months ended March 31, 2018 and 2.07% for the three months ended June 30, 2017. For the six months ended June 30, 2018, average balance and average yield were $148.7 million and 2.33%, respectively, compared with $109.8 million and 2.01%, respectively, for the six months ended June 30, 2018.

Total interest expense was $4.5 million for the three months ended June 30, 2018, an increase of $1.1 million, or 33.8%, from $3.3 million for the three months ended March 31, 2018 and an increase $2.2 million, or 93.6%, compared with $2.3 million in the three months ended June 30, 2017. For the six months ended June 30, 2018, total interest expense was $7.8 million, an increase of $3.3 million or 75.1%, from $4.5 million for the six months ended June 30, 2017. These increases were primarily due to increases in average balance and average cost of interest-bearing liabilities that resulted from the Company's deposit promotion during the three months ended March 31, 2018 as well as a continuous growth in deposits. During the promotion, the Company raised $122.7 million of interest-bearing deposits at a weighted average rate of 2.21%.

Net interest margin was 4.08% for the three months ended June 30, 2018 compared with 4.33% for the three months ended March 31, 2018, and 4.21% for the year-ago quarter. For the six months ended June 30, 2018, net interest margin was 4.20% compared with 4.18% for the six months ended June 30, 2017.

Provision for Loan Losses

Provision (reversal) for loan losses was $425 thousand for the three months ended June 30, 2018 compared with $95 thousand for the three months ended March 31, 2018 and $(274) thousand for the three months ended June 30, 2017. For the six months ended June 30, 2018, provision for loan losses was $520 thousand compared with $(472) thousand for the six months ended June 30, 2017. The increases were primarily due to an increase in loans held-for-investment balance. During the three months June 30, 2018, the Company recorded a net charge-off of $175 thousand compared with a net recovery of $52 thousand for the three months ended March 31, 2018 and a net charge-off of $12 thousand for the three months ended June 30, 2017. Allowance for loan losses to total loans held-for-investment ratio was 1.01% at June 30, 2018 and March 31, 2018, 1.03% at December 31, 2017, and 1.02% at June 30, 2017.

Noninterest Income

Noninterest income was $2.3 million for the three months ended June 30, 2018, a decrease of $1.1 million, or 32.4%, from $3.4 million for the three months ended March 31, 2018 and a decrease of $1.3 million, or 36.5%, from $3.6 million for the three months ended June 30, 2017. For the six months ended June 30, 2018, noninterest income was $5.6 million, a decrease of $1.4 million, or 20.3%, from $7.1 million for the six months ended June 30, 2017. These decreases were primarily due to a decrease in gain on sale of SBA loans. At June 30, 2018, SBA loan sales commitments of $16.7 million were not settled, all of which were included in loans held-for-sale at June 30, 2018 and subsequently settled during early July 2018. The Company sold guaranteed portion of SBA loans of $12.6 million, $29.9 million, $32.2 million, respectively, and recognized gain on sale of SBA loans of $863 thousand, $2.0 million and $2.3 million, respectively, for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017. For the six months ended June 30, 2018 and 2017, The Company sold guaranteed portion of SBA loans of $42.5 million and $68.3 million, respectively, and recognized gain on sale of SBA loans of $2.9 million and $4.6 million, respectively.

Noninterest Expense

Noninterest expense was $10.9 million for the three months ended June 30, 2018, an increase of $1.3 million, or 13.6%, from $9.6 million for the three months ended March 31, 2018 and an increase of $2.1 million, or 24.4%, from $8.8 million for the three months ended June 30, 2017. For the six months ended June 30, 2018, noninterest expense was $20.6 million, an increase of $3.3 million, or 18.8%, from $17.3 million for the six months ended June 30, 2017. These increases were primarily due to growth in operations, as well as increases of additional legal and professional expense related to the preparation and filing of our S-1 registration statement with the SEC and listing our shares of common stock on the Nasdaq Global Select Market, and a reimbursement paid to SBA. During the three months ended June 30, 2018, the SBA requested us to reimburse for a SBA loan guarantee previously paid by the SBA on a loan we originated in 2007 that subsequently defaulted, which ultimately was determined to be ineligible for SBA guaranty. We incurred a one-time expense of $577 thousand for this reimbursement and a write-off of certain receivables related to collection activities of the loan.

Efficiency ratio was 60.26% for the three months ended June 30, 2018 compared with 51.62% for the three months ended March 31, 2018 and 51.84% for the three months ended June 30, 2017. For the six months ended June 30, 2018, efficiency ratio was 55.88% compared with 52.60% for the six months ended June 30, 2017.

Income Tax Provision

Effective income tax rate was 29.9% for the three and six months ended June 30, 2018, as well as the previous quarter, compared with 42.4% for the three and six months ended June 30, 2017. The decrease was primarily due to the enactment of H.R. 1, also known as the Tax Cuts and Jobs Act, on December 22, 2017. Beginning in 2018, H.R. 1 reduced the U.S. federal corporate tax rate from 35% to 21% and changed or limited certain tax deductions.

Balance Sheet

Total Assets

Total assets were $1.62 billion at June 30, 2018, an increase of $40.2 million, or 2.5%, from $1.58 billion at March 31, 2018, an increase of $177.2 million, or 12.3%, from $1.44 billion at December 31, 2017, and an increase of $256.0 million, or 18.8%, from $1.36 billion at June 30, 2017.

Loans

Loans held-for-investment, net of deferred costs (fees), were $1.25 billion at June 30, 2018, an increase of $31.6 million, or 2.6%, from $1.22 billion at March 31, 2018 and an increase of $64.9 million, or 5.5%, from $1.19 billion at December 31, 2017, and an increase of $175.2 million, or 16.2%, from $1.08 billion at June 30, 2017. The increase for the three months ended June 30, 2018 was primarily due to new funding of $137.9 million and advances on lines of credit of $38.3 million, partially offset by pay-downs and pay-offs of $110.8 million, sales of $20.1 million and charge-offs of $296 thousand. The increase for the six months ended June 30, 2018 was primarily due to new funding of $271.6 million and advances on lines of credit of $69.7 million, partially offset by pay-downs and pay-offs of $209.3 million, sales of $52.3 million and charge-offs of $435 thousand.
The table presents a composition of total loans by loan type as of the dates indicated:

($ in thousands)	(Unaudited) 6/30/2018	(Unaudited) 3/31/2018	% Change	12/31/2017	% Change	(Unaudited) 6/30/2017	% Change
Commercial property	$674,599	$675,729	(0.2)%	$662,840	1.8%	$606,952	11.1%
Residential property	197,598	184,752	7.0%	168,898	17.0%	143,117	38.1%
SBA property	133,081	134,240	(0.9)%	130,438	2.0%	115,683	15.0%
Construction	28,659	26,089	9.9%	23,215	23.5%	22,355	28.2%
Commercial term	80,791	79,763	1.3%	77,438	4.3%	77,998	3.6%
Commercial lines of credit	72,799	58,195	25.1%	60,850	19.6%	49,473	47.1%
SBA commercial term	28,276	29,337	(3.6)%	30,199	(6.4)%	29,463	(4.0)%
International	7,734	2,115	265.7%	1,920	302.8%	1,638	372.2%
Consumer loans	30,775	32,704	(5.9)%	33,870	(9.1)%	32,375	(4.9)%
Loans held-for-investment	1,254,312	1,222,924	2.6%	1,189,668	5.4%	1,079,054	16.2%
Deferred loan costs (fees)	544	348	56.3%	331	64.4%	595	(8.6)%
Loans held-for-investment, net of deferred loan costs (fees) (1)	1,254,856	1,223,272	2.6%	1,189,999	5.5%	1,079,649	16.2%
Loans held-for-sale	20,331	6,182	228.9%	5,297	283.8%	9,888	105.6%
Total loans	$1,275,187	$1,229,454	3.7%	$1,195,296	6.7%	$1,089,537	17.0%

(1)	Referred as total loans held-for-investment elsewhere in this report.

Non-Performing Assets

Non-performing loans (“NPLs”) were $2.0 million at June 30, 2018, a decrease of $371 thousand, or 15.5%, from $2.4 million at March 31, 2018 and a decrease of $1.2 million, or 37.4%, from $3.2 million at December 31, 2017, but an increase of $584 thousand, or 40.5%, from $1.4 million at June 30, 2017. NPLs to total loans held-for-investment ratio was 0.16% at June 30, 2018, 0.20% at March 31, 2018, 0.27% at December 31, 2017, and 0.13% at June 30, 2017.

The Company had no other real estate owned (“OREO”) at June 30, 2018 and March 31, 2018 compared with $99 thousand at December 31, 2017 and $209 thousand at June 30, 2017. The Company sold an OREO with a gain of $3 thousand during the three months ended March 31, 2018.

Non-performing assets (“NPAs”), which consist of NPL and OREO, and the NPAs to total assets ratio were $2.0 million and 0.13%, respectively, at June 30, 2018, $2.4 million and 0.15%, respectively, at March 31, 2018, $3.3 million and 0.23%, respectively, at December 31, 2017, and $1.7 million and 0.12%, respectively, at June 30, 2017.

The following table presents compositions of NPLs and NPAs as of the dates indicated:

($ in thousands)	(Unaudited) 6/30/2018	(Unaudited) 3/31/2018	% Change	12/31/2017	% Change	(Unaudited) 6/30/2017	% Change
Nonaccrual loans:
Commercial property	$240	$311	(22.8)%	$318	(24.5)%	$338	(29.0)%
Residential property	—	730	(100.0)%	730	(100.0)%	—	—%
SBA property	1,203	1,022	17.7%	1,810	(33.5)%	483	149.1%
Commercial term	—	—	—%	4	(100.0)%	128	(100.0)%
Commercial lines of credit	39	—	—%	10	290.0%	41	(4.9)%
SBA commercial term	519	318	63.2%	338	53.6%	449	15.6%
Consumer loans	25	16	56.3%	24	4.2%	3	733.3%
Total nonaccrual loans held-for-investment	2,026	2,397	(15.5)%	3,234	(37.4)%	1,442	40.5%
Loans past due 90 days or more and still accruing	—	—	—%	—	—%	—	—%
NPLs	2,026	2,397	(15.5)%	3,234	(37.4)%	1,442	40.5%
OREO	—	—	—%	99	(100.0)%	209	(100.0)%
NPAs	$2,026	$2,397	(15.5)%	$3,333	(39.2)%	$1,651	22.7%
Loans modified as troubled debt restructurings (TDRs)
Accruing TDRs	$453	$554	(18.2)%	$592	(23.5)%	$1,704	(73.4)%
Nonaccrual TDRs	548	595	(7.9)%	1,675	(67.3)%	695	(21.2)%
Total TDRs	$1,001	$1,149	(12.9)%	$2,267	(55.8)%	$2,399	(58.3)%
NPLs to total loans held-for-investment	0.16%	0.20%		0.27%		0.13%
NPAs to total assets	0.13%	0.15%		0.23%		0.12%

Classified Assets

Classified loans were $4.3 million, a decrease of $45 thousand, or 1.0%, from $4.4 million at March 31, 2018, a decrease of $648 thousand, or 13.0%, from $5.0 million at December 31, 2017 and a decrease of $2.0 million, or 31.7%, from $6.4 million at June 30, 2017. Classified assets, which consist of classified loans and OREO, and the classified assets to total assets ratios were $4.3 million and 0.27%, respectively, at June 30, 2018, $4.4 million and 0.28%, respectively, at March 31, 2018, $5.1 million and 0.35%, respectively, at December 31, 2017, and $6.6 million and 0.48%, respectively, at June 30, 2017.

Investment Securities

Total investment securities were $152.5 million, an increase of $5.7 million, or 3.9%, from $146.8 million at March 31, 2018, an increase of $1.7 million, or 1.2%, from $150.8 million at December 31, 2017 and an increase of $23.8 million, or 18.5%, from $128.7 million at June 30, 2017. The increase for the three months ended June 30, 2018 was primarily due to purchases of $12.8 million, partially offset by principal pay-downs of $5.5 million, net premium amortization of $209 thousand and a decrease in fair value of securities available-for-sale of $514 thousand during the three months ended June 30, 2018. The increase for the six months ended June 30, 2018 was primarily due to purchases of $16.1 million, partially offset by principal pay-downs of $12.0 million, net premium amortization of $424 thousand and a decrease in fair value of securities available-for-sale of $2.0 million.

Deposits

Total deposits were $1.43 billion at June 30, 2018, an increase of $45.3 million, or 3.3%, from $1.38 billion at March 31, 2018, an increase of $176.0 million, or 14.1%, from $1.25 billion at December 31, 2017 and an increase of $249.0 million, or 21.1%, from $1.18 billion at June 30, 2017. The increase for the three months ended June 30, 2018 was primarily due to new accounts of $118.6 million, partially offset by closed accounts of $71.4 million and net balance decreases of $2.1 million. The increase for the six months ended June 30, 2018 was primarily due to new accounts of $383.4 million, partially offset by closed accounts of $168.7 million and net balance decreases of $39.0 million. During the three months ended March 31, 2018, the Company launched a deposit promotion that resulted new interest-bearing deposits of $122.7 million at a weighted average rate of 2.21%.

The following table presents deposit mix as of the dates indicated:

	(Unaudited) 6/30/2018		(Unaudited) 3/31/2018		12/31/2017		(Unaudited) 6/30/2017
($ in thousands)	Amount	% to Total	Amount	% to Total	Amount	% to Total	Amount	% to Total
Noninterest-bearing demand deposits	$347,342	24.3%	$321,109	23.2%	$319,026	25.5%	$318,901	27.1%
Interest-bearing deposits:
NOW	13,812	1.0%	9,716	0.7%	10,324	0.8%	9,195	0.8%
Money market accounts	259,098	18.2%	272,208	19.7%	299,390	23.9%	317,409	26.9%
Savings	9,886	0.7%	8,181	0.6%	8,164	0.7%	8,668	0.7%
Time deposits under $250,000	393,053	27.5%	382,826	27.8%	295,274	23.6%	267,655	22.8%
Time deposits of $250,000 and over	251,554	17.6%	235,385	17.0%	166,612	13.3%	143,877	12.2%
State and brokered time deposits	152,500	10.7%	152,500	11.0%	152,500	12.2%	112,506	9.5%
Total interest-bearing deposits	1,079,903	75.7%	1,060,816	76.8%	932,264	74.5%	859,310	72.9%
Total deposits	$1,427,245	100.0%	$1,381,925	100.0%	$1,251,290	100.0%	$1,178,211	100.0%

Borrowings

Borrowings from Federal Home Loan Bank (“FHLB”) were $30.0 million at June 30, 2018 and $40.0 million at March 31, 2018, December 31, 2017 and June 30, 2017. At June 30, 2018, borrowings from FHLB bore fixed interest rates with original maturity terms ranging from two to five years.

Shareholders’ Equity

Shareholders’ equity were $151.4 million, an increase of $4.2 million, or 2.9%, from $147.2 million at March 31, 2018, an increase of $9.2 million, or 6.5%, from $142.2 million at December 31, 2017 and an increase of $15.5 million, or 11.4%, from $136.0 million at June 30, 2017.

Capital Ratios

The following table presents capital ratios for the Company and the Bank as of dates indicated:

	(Unaudited) 6/30/2018	(Unaudited) 3/31/2018	12/31/2017	(Unaudited) 6/30/2017
Pacific City Financial Corporation
Common tier 1 capital (to risk-weighted assets)	12.43%	12.32%	12.15%	12.64%
Total capital (to risk-weighted assets)	13.46%	13.36%	13.20%	13.69%
Tier 1 capital (to risk-weighted assets)	12.43%	12.32%	12.15%	12.64%
Tier 1 capital (to average assets)	9.58%	10.09%	10.01%	10.37%
Pacific City Bank
Common tier 1 capital (to risk-weighted assets)	12.37%	12.25%	12.06%	12.56%
Total capital (to risk-weighted assets)	13.40%	13.29%	13.12%	13.61%
Tier 1 capital (to risk-weighted assets)	12.37%	12.25%	12.06%	12.56%
Tier 1 capital (to average assets)	9.53%	10.03%	9.94%	10.31%

About Pacific City Financial Corporation

Pacific City is the bank holding company for Pacific City Bank, a $1.6 billion asset bank, offering a full suite of commercial banking services through its wholly owned subsidiary, Pacific City Bank, a California state chartered bank, to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as ‘‘may,’’ “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.
Contact:
Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000

Pacific City Financial Corporation and Subsidiary
Consolidated Balance Sheets
($ in thousands, except share and per share data)

	(Unaudited) 6/30/2018	(Unaudited) 3/31/2018	% Change	12/31/2017	% Change	(Unaudited) 6/30/2017	% Change
Assets
Cash and due from banks	$33,800	$16,765	101.6%	$16,662	102.9%	$22,591	49.6%
Interest-bearing deposits in financial institutions	134,846	164,788	(18.2)%	56,996	136.6%	99,035	36.2%
Total cash and cash equivalents	168,646	181,553	(7.1)%	73,658	129.0%	121,626	38.7%
Securities available-for-sale, at fair value	132,106	125,940	4.9%	129,689	1.9%	110,015	20.1%
Securities held-to-maturity	20,390	20,826	(2.1)%	21,070	(3.2)%	18,663	9.3%
Total investment securities	152,496	146,766	3.9%	150,759	1.2%	128,678	18.5%
Loans held-for-sale	20,331	6,182	228.9%	5,297	283.8%	9,888	105.6%
Loans held-for-investment, net of deferred loan costs (fees)	1,254,856	1,223,272	2.6%	1,189,999	5.5%	1,079,649	16.2%
Allowance for loan losses	(12,621)	(12,371)	2.0%	(12,224)	3.2%	(11,029)	14.4%
Net loans held-for-investments	1,242,235	1,210,901	2.6%	1,177,775	5.5%	1,068,620	16.2%
Premises and equipment, net	4,892	5,069	(3.5)%	4,723	3.6%	4,317	13.3%
Federal Home Loan Bank and other bank stock	7,433	6,589	12.8%	6,589	12.8%	6,589	12.8%
Other real estate owned, net	—	—	—%	99	(100.0)%	209	(100.0)%
Deferred tax assets, net	4,360	4,239	2.9%	3,847	13.3%	5,791	(24.7)%
Servicing assets	8,390	8,890	(5.6)%	8,973	(6.5)%	8,801	(4.7)%
Accrued interest receivable and other assets	10,386	8,781	18.3%	10,279	1.0%	8,611	20.6%
Total assets	$1,619,169	$1,578,970	2.5%	$1,441,999	12.3%	$1,363,130	18.8%
Liabilities
Deposits:
Noninterest-bearing demand	$347,342	$321,109	8.2%	$319,026	8.9%	$318,901	8.9%
Savings, NOW and money market accounts	282,796	290,105	(2.5)%	317,878	(11.0)%	335,272	(15.7)%
Time deposits under $250,000	445,553	435,326	2.3%	347,774	28.1%	280,161	59.0%
Time deposits $250,000 and over	351,554	335,385	4.8%	266,612	31.9%	243,877	44.2%
Total deposits	1,427,245	1,381,925	3.3%	1,251,290	14.1%	1,178,211	21.1%
Borrowings from Federal Home Loan Bank	30,000	40,000	(25.0)%	40,000	(25.0)%	40,000	(25.0)%
Accrued interest payable and other liabilities	10,493	9,812	6.9%	8,525	23.1%	8,966	17.0%
Total liabilities	1,467,738	1,431,737	2.5%	1,299,815	12.9%	1,227,177	19.6%
Commitments and contingent liabilities
Shareholders' equity
Common stock	125,579	125,511	0.1%	125,430	0.1%	125,354	0.2%
Additional paid-in capital	3,206	3,072	4.4%	2,941	9.0%	2,611	22.8%
Retained earnings	25,258	20,898	20.9%	15,036	68.0%	8,454	198.8%
Accumulated other comprehensive loss, net	(2,612)	(2,248)	16.2%	(1,223)	113.6%	(466)	460.5%
Total shareholders’ equity	151,431	147,233	2.9%	142,184	6.5%	135,953	11.4%
Total liabilities and shareholders’ equity	$1,619,169	$1,578,970	2.5%	$1,441,999	12.3%	$1,363,130	18.8%

Outstanding common share	13,435,214	13,424,777		13,417,899		13,412,059
Book value per common share (1)	$11.27	$10.97		$10.60		$10.14
Total loan to total deposit ratio	89.35%	88.97%		95.53%		92.47%
Noninterest-bearing deposits to total deposits	24.34%	23.24%		25.50%		27.07%

(1)	The ratios are calculated by dividing total shareholders' equity by the number of outstanding common shares. The Company did not have any intangible equity component for the presented periods.

Pacific City Financial Corporation and Subsidiary
Consolidated Statements of Income
($ in thousands, except share and per share data)

	Three Months Ended					Six Months Ended
	(Unaudited) 6/30/2018	(Unaudited) 3/31/2018	% Change	(Unaudited) 6/30/2017	% Change	(Unaudited) 6/30/2018	(Unaudited) 6/30/2017	% Change
Interest income:
Interest and fees on loans	$18,610	$17,440	6.7%	$14,807	25.7%	$36,050	$28,684	25.7%
Interest on investment securities	869	848	2.5%	588	47.8%	1,717	1,096	56.7%
Interest and dividend on other interest-earning assets	865	340	154.4%	294	194.2%	1,205	526	129.1%
Total interest income	20,344	18,628	9.2%	15,689	29.7%	38,972	30,306	28.6%
Interest expense:
Interest on deposits	4,292	3,166	35.6%	2,302	86.4%	7,458	4,449	67.6%
Interest on other borrowings	170	168	1.2%	3	5,566.7%	338	3	11,166.7%
Total interest expense	4,462	3,334	33.8%	2,305	93.6%	7,796	4,452	75.1%
Net interest income	15,882	15,294	3.8%	13,384	18.7%	31,176	25,854	20.6%
Provision (reversal) for loan losses	425	95	347.4%	(274)	(255.1)%	520	(472)	(210.2)%
Net interest income after provision (reversal) for loan losses	15,457	15,199	1.7%	13,658	13.2%	30,656	26,326	16.4%
Noninterest income:
Gain on sale of SBA loans	863	2,049	(57.9)%	2,320	(62.8)%	2,912	4,635	(37.2)%
Gain on sale of residential property loans	170	22	672.7%	50	240.0%	192	79	143.0%
Gain on sale of other loans	—	45	(100.0)%	—	—%	45	—	—%
Service charges and fees on deposits	376	349	7.7%	337	11.6%	725	687	5.5%
Servicing income	585	626	(6.5)%	601	(2.7)%	1,211	1,167	3.8%
Other income	279	271	3.0%	274	1.8%	550	503	9.3%
Total noninterest income	2,273	3,362	(32.4)%	3,582	(36.5)%	5,635	7,071	(20.3)%
Noninterest expense:
Salaries and employee benefits	6,153	6,246	(1.5)%	5,574	10.4%	12,399	11,095	11.8%
Occupancy and equipment	1,246	1,144	8.9%	1,090	14.3%	2,390	2,186	9.3%
Professional fees	988	523	88.9%	476	107.6%	1,511	896	68.6%
Marketing and business promotion	541	388	39.4%	419	29.1%	929	720	29.0%
Data processing	295	302	(2.3)%	261	13.0%	597	510	17.1%
Director fees and expenses	211	230	(8.3)%	180	17.2%	441	343	28.6%
Loan related expense	63	59	6.8%	92	(31.5)%	122	203	(39.9)%
Regulatory assessments	145	132	9.8%	103	40.8%	277	201	37.8%
Other expenses	1,298	607	113.8%	601	116.0%	1,905	1,163	63.8%
Total noninterest expense	10,940	9,631	13.6%	8,796	24.4%	20,571	17,317	18.8%
Income before income taxes	6,790	8,930	(24.0)%	8,444	(19.6)%	15,720	16,080	(2.2)%
Income tax expense	2,028	2,666	(23.9)%	3,584	(43.4)%	4,694	6,822	(31.2)%
Net income	$4,762	$6,264	(24.0)%	$4,860	(2.0)%	$11,026	$9,258	19.1%
Earnings per common share
Basic	$0.35	$0.47		$0.36		$0.82	$0.69
Diluted	$0.35	$0.46		$0.36		$0.81	$0.68
Average common shares outstanding
Basic	13,432,775	13,418,259		13,408,282		13,425,557	13,401,859
Diluted	13,628,677	13,586,759		13,542,538		13,607,834	13,523,128

Dividend paid per common share	$0.03	$0.03		$0.03		$0.06	$0.06
Common stock dividend payout ratio (1)	8.57%	6.38%		8.33%		7.32%	8.70%
Return on average assets (2)	1.20%	1.73%		1.49%		1.45%	1.46%
Return on average shareholders’ equity (2), (3)	12.74%	17.50%		14.49%		15.07%	14.14%
Efficiency ratio (2), (4)	60.26%	51.62%		51.84%		55.88%	52.60%

(1)	The ratios are calculated by dividing dividends declared per common share by basic earnings per share.

(2)	Ratios are presented on an annualized basis.

(3)	The Company did not have any intangible equity component for the presented periods.

(4)	The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

Pacific City Financial Corporation and Subsidiary
Average Balance, Average Yield, and Average Rate
($ in thousands)

	Three Months Ended
	(Unaudited) 6/30/2018			(Unaudited) 3/31/2018			(Unaudited) 6/30/2017
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate
Assets
Interest-earning assets:
Total loans (1)	$1,236,075	$18,610	6.04%	$1,219,867	$17,440	5.80%	$1,077,835	$14,807	5.51%
U.S. government agency securities	23,212	141	2.44%	24,350	137	2.28%	24,753	145	2.35%
Mortgage-backed securities	65,708	378	2.31%	67,484	391	2.35%	51,808	246	1.90%
Collateralized mortgage obligation	52,455	309	2.36%	50,974	280	2.23%	29,977	149	1.99%
Municipal bonds (2)	6,552	41	2.51%	6,583	40	2.46%	8,777	48	2.19%
Other interest-earning assets	175,615	865	1.98%	63,981	340	2.16%	80,676	294	1.46%
Total interest-earning assets	1,559,617	20,344	5.23%	1,433,239	18,628	5.27%	1,273,826	15,689	4.94%
Noninterest-earning assets:
Cash and cash equivalents	18,530			20,329			16,085
Allowance for loan losses	(12,446)			(12,366)			(11,266)
Other assets	27,460			26,746			26,839
Total noninterest-earning assets	33,544			34,709			31,658
Total assets	$1,593,161			$1,467,948			$1,305,484
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Deposits:
NOW and money market accounts	$279,515	773	1.11%	$297,947	760	1.03%	$323,657	813	1.01%
Savings	8,739	6	0.28%	8,632	6	0.28%	8,810	6	0.27%
Time deposits	790,430	3,513	1.78%	654,124	2,400	1.49%	523,502	1,483	1.14%
Total interest-bearing deposits	1,078,684	4,292	1.60%	960,703	3,166	1.34%	855,969	2,302	1.08%
Borrowings from Federal Home Loan Bank	39,782	170	1.71%	40,000	168	1.70%	879	3	1.37%
Total interest-bearing liabilities	1,118,466	4,462	1.60%	1,000,703	3,334	1.35%	856,848	2,305	1.08%
Noninterest-bearing liabilities
Noninterest-bearing demand	315,232			313,660			305,267
Other liabilities	9,533			8,384			8,837
Total noninterest-bearing liabilities	324,765			322,044			314,104
Total liabilities	1,443,231			1,322,747			1,170,952
Total shareholders' equity	149,930			145,201			134,532
Total liabilities and shareholders’ equity	$1,593,161			$1,467,948			$1,305,484
Net interest income		$15,882			$15,294			$13,384
Net interest spread (3)			3.63%			3.92%			3.86%
Net interest margin (4)			4.08%			4.33%			4.21%
Total deposits	$1,393,916	$4,292	1.24%	$1,274,363	$3,166	1.01%	$1,161,236	$2,302	0.80%
Total funding (5)	$1,433,698	$4,462	1.25%	$1,314,363	$3,334	1.03%	$1,162,115	$2,305	0.80%

(1)	Total loans include both loans held-for-sale and loans held-to-investment, net of deferred loan costs (fees).

(2)	The yield on municipal bonds has not been computed on a tax-equivalent basis.

(3)	Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.

(4)	Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.

(5)
Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

Pacific City Financial Corporation and Subsidiary
Average Balance, Average Yield, and Average Rate (Continued)
($ in thousands)

	Six Months Ended
	(Unaudited) 6/30/2018			(Unaudited) 6/30/2017
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate	Average Balance	Interest Income/ Expense	Avg. Yield/Rate
Assets
Interest-earning assets:
Total loans (1)	$1,228,015	$36,050	5.92%	$1,066,900	$28,684	5.42%
U.S. government agency securities	23,778	278	2.36%	23,733	275	2.34%
Mortgage-backed securities	66,591	769	2.33%	50,476	466	1.86%
Collateralized mortgage obligation	51,719	589	2.30%	26,834	259	1.95%
Municipal bonds (2)	6,567	81	2.49%	8,785	96	2.20%
Other interest-earning assets	120,107	1,205	2.02%	69,746	526	1.52%
Total interest-earning assets	1,496,777	38,972	5.25%	1,246,474	30,306	4.90%
Noninterest-earning assets:
Cash and cash equivalents	19,425			16,513
Allowance for loan losses	(12,406)			(11,372)
Other assets	27,105			27,145
Total noninterest-earning assets	34,124			32,286
Total assets	$1,530,901			$1,278,760
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Deposits:
NOW and money market accounts	$288,680	1,533	1.07%	$322,963	1,589	0.99%
Savings	8,686	12	0.28%	8,762	12	0.28%
Time deposits	722,654	5,913	1.65%	515,998	2,848	1.11%
Total interest-bearing deposits	1,020,020	7,458	1.47%	847,723	4,449	1.06%
Borrowings from Federal Home Loan Bank	39,890	338	1.71%	442	3	1.37%
Total interest-bearing liabilities	1,059,910	7,796	1.48%	848,165	4,452	1.06%
Noninterest-bearing liabilities
Noninterest-bearing demand	314,450			290,292
Other liabilities	8,962			8,267
Total noninterest-bearing liabilities	323,412			298,559
Total liabilities	1,383,322			1,146,724
Total shareholders' equity	147,579			132,036
Total liabilities and shareholders’ equity	$1,530,901			$1,278,760
Net interest income		$31,176			$25,854
Net interest spread (3)			3.77%			3.84%
Net interest margin (4)			4.20%			4.18%
Total deposits	$1,334,470	$7,458	1.13%	$1,138,015	$4,449	0.79%
Total funding (5)	$1,374,360	$7,796	1.14%	$1,138,457	$4,452	0.79%

(1)	Total loans include both loans held-for-sale and loans held-to-investment, net of deferred loan costs (fees).

(2)	The yield on municipal bonds has not been computed on a tax-equivalent basis.

(3)	Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.

(4)	Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.

(5)
Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.